Exhibit 99.1

Glenpointe Centre West
500 Frank W. Burr Blvd.
Teaneck, NJ 07666

FOR IMMEDIATE RELEASE

COGNIZANT REACHES COOPERATION AGREEMENT WITH ELLIOTT MANAGEMENT

TEANECK, N.J., February 8, 2017 - Cognizant Technology Solutions Corporation (“Cognizant” or the “Company”) (NASDAQ: CTSH), one of the world’s leading technology services companies, today announced that it has entered into a cooperation agreement with Elliott Management (“Elliott”).

Pursuant to the terms of the cooperation agreement, the Cognizant Board of Directors has agreed to continue the ongoing process of refreshing the Board by appointing three new independent directors, two of which will be named prior to the mailing of the Company’s definitive proxy statement for the 2017 Annual Meeting of Stockholders and one of which will be named in connection with the 2018 Annual Meeting of Stockholders. Three existing members of the Board will concurrently not stand for reelection.

Francisco D’Souza, Cognizant’s Chief Executive Officer said, “We are pleased to be working with Elliott and look forward to welcoming new colleagues to the Board. In addition, as part of today’s full-year earnings release, we announced a plan to accelerate our shift to digital, expand margin targets and launch a robust new capital return program. Taken together, these initiatives will make Cognizant even stronger. I am confident that we are well-positioned to drive long-term shareholder value as we continue investing in exciting new areas of growth for Cognizant and our clients around the world.”

Jesse Cohn, Senior Portfolio Manager at Elliott Management added, “Frank and his team have been terrific partners in this process and have developed a thoughtful, balanced and highly attractive plan. In an evolving industry, Cognizant must continue to invest for growth and the digital transition, while further optimizing operations and returning capital to its shareholders. We are large shareholders of Cognizant because we believe the Company has a strong position in the industry and can deliver compelling value to shareholders.”

Cognizant’s Board will also form a Financial Policy Committee, which will assist and advise the Board on issues relating to Cognizant’s operating plan and capital allocation policy. The Financial Policy Committee will be comprised of three directors, including Mr. D’Souza, an incumbent director with previous operational experience and one of the new directors.

Pursuant to the cooperation agreement, Elliott has also agreed to certain customary standstill provisions, as well as to support the integrated plan announced today. The full cooperation agreement with Elliott will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission.

Centerview Partners LLC and Morgan Stanley & Co. LLC are serving as financial advisors to Cognizant, and Goodwin Procter LLP and Latham & Watkins LLP are serving as legal counsel.

About Cognizant
Cognizant (NASDAQ-100: CTSH) is one of the world’s leading professional services companies, transforming clients’ business, operating and technology models for the digital era. Our unique industry-based, consultative approach helps clients envision, build and run more innovative and efficient businesses. Headquartered in the U.S., Cognizant is ranked 230 on the Fortune 500 and is consistently listed among the most admired companies in the world. Learn how Cognizant helps clients lead with digital at www.cognizant.com or follow us @Cognizant.

Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, express or implied forward-looking statements relating to our expectations concerning the impact of the agreement with Elliott Management, management's plans, objectives and strategies and the upcoming 2017 Annual Meeting of Stockholders, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

For further information: Investors: David Nelson, VP, Investor Relations & Treasurer, 201-498-8840,
Media: Rick Lacroix, VP, Corporate Communications, 201-470-8961